Exhibit 99.1 Investor Information July - September 2018

Table of contents Topic Page # Profile 3-10 Net Interest Income and Asset Sensitivity 11-16 Fee Income and Efficiencies 17-21 Balance Sheet 22-28 Credit 29-31 Innovation and Technology 32-37 Capital and Liquidity 38-42 Long-term Targets and 2018 Expectations 43-46 Governance and Social Responsibility 47-49 Non-GAAP and Forward Looking Statements 50-58 2

PROFILE 3

Our banking franchise Regions aims to be the premier regional financial institution in America Ranked 16th nationally in total deposits(2) Line of business coverage Branch locations by state (1) Alabama – 204 Louisiana – 97 Birmingham, Alabama Arkansas – 75 Mississippi – 117 • Corporate Banking • Business Capital Florida – 314 Missouri – 60 • Capital Markets • Dealer Finance Georgia – 119 North Carolina – 6 • Equipment Finance Illinois – 46 South Carolina – 24 • Government/Institutional • Specialized Industry Indiana – 50 Tennessee – 209 Institutional Services • Iowa – 8 Texas – 74 • Private Wealth • Real Estate Corporate Banking Kentucky – 11 • Commercial Banking (1) Full Service branches as of 6/30/2018 (2) Source: SNL Financial as of 6/30/2017 4

Strength of our markets Market rank in core states(1) High market share(1) ($ in Billions) #2 #6 Top MSAs Deposits Market Rank Birmingham, AL $11.2 1 #2 #1 Nashville, TN $7.6 2 #5 Tampa, FL $5.1 4 Memphis, TN $4.2 2 #7 New Orleans, LA $3.1 4 80% Jackson, MS $3.0 2 Mobile, AL $2.3 1 Knoxville, TN $2.2 3 80% of total deposits are in our core states Baton Rouge, LA $1.9 4 Alabama - Mississippi - Florida Louisiana - Tennessee - Arkansas Montgomery, AL $1.7 1 Data as of 6/30/17; Source: SNL Financial (1) Market rank by state based on FDIC deposit data as of 6/30/17 5

Footprint positioning Characterized by high growth markets(1) ($ in Billions) ($ in Billions) '18-'23 Population Growth '18-'23 Population Growth Top MSAs Deposits Top MSAs Deposits 8.3% 7.7% Houston, TX $1.4 Dallas, TX $1.0 8.2% 7.7% Orlando, FL $1.8 Destin, FL $0.9 6.9% 7.5% Nashville, TN $7.6 Sarasota, FL $0.6 6.7% 6.9% Tampa, FL $5.1 Fairhope, AL $0.9 6.6% 6.9% Miami, FL $4.2 Jacksonville, FL $1.0 6.5% 6.3% Atlanta, GA $3.7 Pensacola, FL $1.2 4.3% 6.1% Huntsville, AL $1.6 Panama City, FL $0.5 3.7% 5.4% New Orleans, LA $3.1 Ocala, FL $0.7 3.7% 4.5% Indianapolis, IN $1.7 Augusta, GA $0.6 3.6% 3.9% Knoxville, TN $2.2 Chattanooga, TN $1.3 National Average: 3.5% National Average: 3.5% Data as of 6/30/17; Source: SNL Financial (1) FDIC deposit data as of 6/30/17 6

Strength of our markets - our 15 state footprint Of all new jobs Of all US port trade 43% created in the US 61% tonnage(4) traveling since 2009 were through ports in our (1) in our footprint footprint Of all US light 58% vehicle production Of non-durable goods is within our 50% manufacturing occurs (5) footprint(2) in our footprint Of all U.S. population 49% growth between Of the total US GDP is 2009-2017 occurred 36% within our footprint(5) within our footprint(3) 1. Source: Bureau of Labor Statistics through March 2017; Data pulled May 2, 2017 2. Source: Automotive News Light Vehicle Production by state for 2016 3. Source: U.S. Census Bureau 4. Based on Total Domestic Shipping Tonnage by state; U.S. Army Corps of Engineers, as of 2015 7 5. Bureau of Economic Analysis; non-durable goods is as a percent of the non-durable good subcomponent of GDP, as of 2015

Regions receives top honors 8

Strategic priorities 9

Strategic financial initiatives supporting company priorities ® 10

NET INTEREST INCOME AND ASSET SENSITIVITY 11

Increasing net interest income[1] and net interest margin

Net interest income[1] and net interest margin

($ in millions)



$904
22
882
3.32%
3.22%
$920
23
897
3.36%
3.24%
$930
23
6
901
3.39%
3.37%
3.27%
$922
13
909
3.46%
3.34%
$938
12
926
3.49%
3.35%
2Q17
3Q17
4Q17
1Q18
2Q18
Net Interest Income (1)
Net Interest Margin (RF)
Adjusted Net Interest Margin (RF) (2)
Net Interest Margin (Peer Median) (3)
NII Adjustment (2)
FTE Adjustment (2)

2Q18 results and outlook

- Net interest income (NII)[1] (non-FTE) increased $17 million QoQ; net interest margin (NIM) +3 bps to 3.49%
- Both margin and income benefited from higher interest rates & prudent deposit cost management, partially offset by a negative $5 million leveraged lease residual value adjustment
- NIM is 14 bps above the 2Q18 peer median
- Expect 3Q18 NII[1] to grow reflecting recent rate increases and market expectations; NIM up modestly
  - One extra day in 3Q will benefit NII ~$5 million, but reduce NIM ~2 bps

2018 Expectations: Adjusted net-interest income and other financing income (non-FTE) growth of 4-6%; based on recent performance and market conditions, expect to be toward the upper end of the range

(1) Net interest income and other financing income
(2) Non-GAAP; see appendix for reconciliation
(3) Source: SNL Financial; Peer median includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, ZION

REGIONS

12

Interest rate sensitivity
(as of June 30, 2018)

- Naturally asset sensitive balance sheet poised to benefit from rising interest rates
    - 47% of loans are floating rate, including loan hedges[1]
    - $27B of net contractual floating rate exposure[1][2][3]
    - Middle and long-term sensitivity primarily driven by execution of fixed-rate lending strategies and reinvestment of fixed-rate securities; diminished impact from premium amortization unless interest rates decline substantially
    - Predominantly funded (~88%) by deposit franchise, comprised mostly of smaller account, consumer balances; 45% is fixed rate (non-interest bearing or time)
- Loan hedges[1] used to protect earnings under low rates, while allowing for NII to expand as rates rise
- Deposit betas were roughly 54% through the last cycle and 14% so far this cycle[4], both at the lower end of peers

Portfolio compositions



Assets
$125B
Other 15%
Securities 20%
Loans 65%
Liabilities
$109B
Deposits 88%
Borrowings 10%
Other 2%
Loans(1)(2)
$80B
Fixed 53%
Floating 47%
Deposits
$95B
Time 7%
Non-Interest Bearing Checking 38%
IB Checking, Money Market & Savings 55%
Wholesale Borrowings(1)
$11B
Fixed 9%
Floating 91%

Contractual floating rate exposure[1][2][3]

($ in billions)



$11.8B
$23.5B
$1.7B
$0B
$8.1B
$2.2B
$11.8B
$15.4B
$(0.5)B
FF/Prime
1M Libor
3M Libor
FF/Prime
1M Libor
3M Libor
FF/Prime
1M Libor
3M Libor
Assets
Liabilities
Net Exposure

(1) Including spot starting balance sheet hedges - receive fixed loan swaps & received fixed debt swaps; deferred start loans swaps not reflected in current exposure
(2) ARM mortgage loans are included as floating rate loans
(3) Excluding deposits, which are primarily management priced
(4) Last rising rate cycle measured from 2Q04 – 2Q07; current rising rate cycle measured from 3Q15 – 2Q18

REGIONS

13

Interest rate scenario assumptions
(as of June 30, 2018)

Standard interest rate risk scenario assumptions

	Baseline Scenario	+100 bps Standard Shock Scenario
Market Interest Rates	Current implied forward rates	+100bps parallel, instantaneous shock applied to current implied forward rates
Loan Balance Growth	Full-year adjusted average loans expected to grow low single digits[1]	Full-year adjusted average loans expected to grow low single digits[1]
Deposit Balance Growth/ Mix	Full-year average deposits expected to grow low single digits[2]	Full-year average deposits expected to grow low single digits[2]; ~$3B ending remixing from Non-Int Bearing to Time (consistent with historical observations)
New Business Loan Spreads	Stable at current levels	Stable at current levels
Deposit Re-pricing Betas	Increasing in 2018 to a full-year beta of ~30%[5]	Ramp up from ~40% to ~60% (non-linear model based on history; higher end of range occurring in large rate shocks >+100bps over longer time horizon >12mo.)
2018 Full Year NII Growth	4% - 6%	Baseline Scenario +$107mm

Assumption sensitivity analysis [3][4]
($ in millions)


+$65
+$77
+$79
+$86
+$107
+$129
+$138
+$159
-$3B Lower Deposit Balances
+5% Deposit Beta
Additional $3B Deposit Remixing ($6B Total)
-1% Loan Growth (Avg)
+100 bps Standard Scenario
+1% Loan Growth (Avg)
-5% Deposit Beta
+200 bps Rate Shock Scenario

(1) Growth expectations exclude the impact of third-party indirect-vehicle portfolio and sale of residential mortgage loans in 1Q18
(2) Growth expectations exclude the impact of brokered and Wealth Institutional Services deposits
(3) Impacts of stresses to standard shock scenario are applied independently; not cumulative
(4) Includes spot starting balance sheet hedges - receive fixed loan swaps & received fixed debt swaps; deferred start loan swaps not reflected in current exposure
(5) Deposit beta utilizes 4Q17 rates as a starting point

REGIONS 14

Deposit advantage

Expected to continue

Average deposits by customer type

(Retail vs. Business)

2Q18, ($ in billions)



Private Wealth(3)
$8
Institutional Services(3) $1
Consumer Segment $58
$27
Corporate Segment
Other Segment(3) $1

- Retail deposits represent 69% of total deposits; Business deposits represent 31% of total deposits
- 38% of total average 2Q18 deposits are non-interest bearing deposits
- Total deposit cost 24 bps, interest-bearing cost 38 bps
- Total cumulative deposit beta (since 3Q15) of 14%; consumer retail beta 1%; commercial beta 44%

2Q18 vs. 3Q15 change in interest bearing deposit costs[(1)]



RF 21bps
Peer #1 21bps
Peer #2 28bps
Peer #3 28bps
Peer #4 28bps
Peer #5 31bps
Peer #6 33bps
Peer #7 35bps
Peer #8 37bps
Peer #9 37bps
Peer #10 41bps
Peer #11 45bps
Peer #12 49bps
Peer #13 54bps
Peer #14 69bps

- Approximately 50% of consumer low-cost deposit dollars have been customers for over 10 years
- 93% of consumer checking households include a high quality primary checking account[(2)]
- Over 55% of consumer checking customers utilize multiple channels and 75% of all interactions are digital
- Active mobile banking customers increased 12% YoY and active mobile deposit customers more than doubled

2018 Expectations: Full-year average deposits expected to grow low single digits, excluding brokered and Wealth Institutional Services deposits[(3)].

(1) Source: SNL Financial; Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION.
(2) High quality and primary account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).
(3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consist primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement.

REGIONS

15

Deposit composition and pricing (as of June 30, 2018) Interest-bearing deposit betas(1) Deposit funding composition(1)(2) 50% ) 8 Peer 7 1 45% 100% Q 92% 2 89% 89% 89% 89% 90% 90% - 86% 86% 90% 83% 83% 85% 85% 5 40% 82% 1 79% 80% Peer median = 86% Q 3 ( 35% Peer 13 a 70% Peer median = 12bps Peer t e Peer 8 B 30% 60% t Peer 3 s o Peer 4 50% C 25% t i Peer 6 Peer 5 47% s 40% o Peer 9 Peer 2 Peer median = 23% p 20% Peer 1 40% e Peer 14 Peer 10 30% D Peer 11 33% g n 15% 26% 25% Peer median = 26% i RF Peer 12 20% 23% 24% r 20% 22% 22% 22% 33% e 28% 31% 27% B 10% - 10% t s e r 0% e P P P P P P P P R P P P P P P t 5% ee ee ee ee ee ee ee ee F ee ee ee ee ee ee n r 1 r 2 r 3 r 4 r 5 r 6 r 7 r 8 r 9 r 1 r 1 r 1 r 1 r 1 I 0 1 2 3 4 0% 0 5 10 15 20 25 NIB to Total Liabilities Deposits to Total Liabilities 2Q18 vs. 1Q18 Change in Interest-Bearing Deposit Cost (bps) • Regions' predominantly deposit funded balance sheet, which includes an attractive mix of low cost core deposits, provides for a competitive funding advantage against the peer set • 89% of liability funding is comprised of deposits, 3% above the peer group median • 33% of liability funding is in non-interest bearing accounts, the third highest in the peer group • This advantage is evidenced in the current rising rate cycle (3Q15 to 2Q18) through Regions' 14% cumulative deposit beta versus the peer median of 23% (1) All peer data used is from the respective earnings report and has not been adjusted for M&A activity. (2) Calculated using average balances in 2Q18. Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, and ZION. 16

FEE INCOME AND EFFICIENCIES 17

Well-positioned for non-interest income growth Non-interest income 2Q18 results and outlook ($ in millions) • Non-interest income increased $5 million or 1% QoQ; adjusted non-interest income(1) increased $8 million or $516 $507 $512 $490 $482 2% impacted by: 10 4 1 6 9 • A record quarter in capital markets, up 14%, led by Mortgage growth in M&A advisory fees and customer 171 171 175 derivatives income 169 Capital markets 175 • Service charges up 2% and card & ATM fees up 8%; Other debit card transactions up 9% and credit card spend Wealth up 10% Mangement 106 104 112 104 • Wealth management income up 3%; growth in 103 Card and ATM investment services Service charges 73 75 77 • Mortgage income stable; increased production offset 72 73 Adjusted items (1) by lower gain on sale 64 65 53 • Agreed to purchase rights to service $3.6 61 55 billion of residential mortgage loans; deal 38 56 50 57 closes 7/31/18, subject to customary closing 35 conditions 40 32 36 38 37 • Other NIR down due to 1Q18 gains that did not repeat 2Q17 3Q17 4Q17 1Q18 2Q18 2018 Expectations: Adjusted non-interest income growth of 3%-6% (1) Non-GAAP; see appendix for reconciliation 18

Diversified fee income 2Q18 fee revenue by segment(1) Consumer ($ in millions) • Consumer fee income categories are an important and stable component of fee revenue and are expected to contribute to overall growth in 2018 • Service charges are expected to increase in 2018 consistent with growth in checking accounts and households • Card and ATM fee growth is expected to continue consistent with Corporate growth in active cards and increased transactions $136 Wealth Consumer • Continued growth in wealth management relationships, assets under $289 management and improvement in equity markets are expected to Wealth contribute to 2018 income growth $80 • 2Q18 wealth management relationships increased 28% YoY • 2Q18 assets under management increased 5% YoY • 2Q18 investment services fee income is up 27% YoY Corporate • Capital markets delivered a record quarter increasing 50% YoY to $57 million • Although timing can be difficult to project, capital markets income is expected to be a significant contributor to adjusted non-interest income growth in 2018 (1) Excludes Other Segment fee revenue of $7 million in 2Q18 19

Disciplined expense management Non-interest expense 2Q18 results and outlook ($ in millions) $920 $911 • Non-interest expense increased $27 million or $875 $884 (1) $853 51 35 3% QoQ; adjusted non-interest expense 10 22 increased $14 million or 2% impacted by: 6 62.3% • Increase in professional fees related to 60.8% 60.5% 60.5% 60.4% higher legal costs, and Visa class B shares expense, partially offset by a decrease in 865 847 869 862 876 salaries and benefits (excluding severance) • Staffing (FTE basis) down 340 positions; in- process organizational changes will further benefit 2H18 run-rate • 2Q18 efficiency ratio 62.7%; adjusted 2Q17 3Q17 4Q17 1Q18 2Q18 efficiency ratio(1) 60.4%; 2Q18 effective tax rate 19.2%, favorably impacted by excess tax Adjusted non-interest expense(1) Adjusted items(1) benefits from vested share-based payments Adjusted efficiency ratio (1) 2018 Expectations: Adjusted non-interest expense relatively stable; adjusted efficiency ratio <60%, adjusted operating leverage of 3%-5%, and effective tax rate in the 20-22% range (1) Non-GAAP; see appendix for reconciliation 20

(1) Pre-tax pre-provision income 2Q18 results and outlook Adjusted pre-tax pre-provision income(1) $550 $561 (1) $544 • Pre-tax pre-provision income $523 34 47 18 decreased $5 million or 1% QoQ; $501 (3) adjusted pre-tax pre-provision 4 income(1) increased $11 million or 2%, reflecting highest level in 10 years 526 532 527 • Pre-tax pre-provision income(1) 497 497 increased $30 million or 6% YoY; adjusted pre-tax pre-provision income(1) increased $60 million or 12% • Asset sensitive profile supports net 2Q17 3Q17 4Q17 1Q18 2Q18 interest income(2) growth despite Pre-tax pre-provision income from continuing operations modest average loan growth (1) (non-GAAP) • Efficiency remains a top priority (1) Adjustments (1) Non-GAAP; see appendix for reconciliation (2) Net interest income and other financing income 21

BALANCE SHEET 22

Prudently managing loans Transitioning to growth Average loans and leases 2Q18 results and outlook ($ in billions) $80.1 $79.6 $79.5 $79.9 $80.0 • Reported average loans remained relatively (1) 1.9 1.7 1.5 1.2 1.0 unchanged QoQ; adjusted average loans Adjusted total loans (1) increased $382 million 78.2 78.7 79.0 77.9 78.0 (1) Adjustments • Adjusted average consumer loans increased $221 million; growth in indirect-other 2Q17 3Q17 4Q17 1Q18 2Q18 consumer (expanded POS partnerships), residential mortgage, and indirect-vehicle (1) Adjusted average loans and leases • Average business loans increased $161 ($ in billions) million; led by C&I growth driven by $78.2 $77.9 $78.0 $78.7 $79.0 specialized lending 29.2 29.6 29.8 30.1 30.2 Business Lending • Consumer lending should continue to Adjusted produce consistent loan growth across most 49.0 48.3 48.2 48.6 48.8 Consumer Lending (1) categories and C&I should continue to lead growth within business lending 2Q17 3Q17 4Q17 1Q18 2Q18 (1) Non-GAAP; see appendix for reconciliation 23

Average loan composition Average consumer loans(1) Average business loans(1) ($ in billions) ($ in billions) Mortgage $14.0 CRE Mortgage - OO Indirect-Vehicles $6.0 $2.4 CRE Construction - $31.2B Indirect-Vehicles Commercial and $48.8B OO $0.3 Third-Party $0.9 Industrial $36.9 IRE - Mortgage $3.7 Other $1.2 Indirect-Other $1.7 Credit Card $1.2 IRE - Construction $1.9 Home Equity $9.8 2018 Expectations: Full-year adjusted average loans(2) expected to grow low single digits (1) Average balances for 2Q18. (2) Adjusted loans exclude the third-party indirect-vehicle portfolio and the impact of 1Q18 residential mortgage loan sale. 24

Optimizing deposit mix

Average deposits by type

($ in billions)



$97.5
$96.9
$97.1
$95.4
$95.3
7.0
7.0
7.0
6.8
6.7
90.5
89.9
90.1
88.6
88.6
2Q17
3Q17
4Q17
1Q18
2Q18
Low-cost deposits
Time deposits + Other

Average deposits by segment

($ in billions)



$97.5
$96.9
$97.1
$95.4
$95.3
3.3
3.0
2.6
1.7
1.4
9.5
9.3
9.2
8.9
8.5
27.6
27.6
28.4
27.7
27.2
57.1
57.0
56.9
57.1
58.2
2Q17
3Q17
4Q17
1Q18
2Q18
Consumer Bank
Corporate Bank
Wealth Management (1)
Other (2)

2Q18 results and outlook

- Deliberate strategy to optimize deposit base; focused on growing low-cost consumer and business services relationship deposits
- Average deposits remained relatively stable QoQ
  - Consumer deposits increased $1 billion
  - Corporate deposits decreased $512 million, as customers use liquidity to reduce debt or invest in their business, and seasonal declines in public fund accounts
  - Wealth management deposits decreased $414 million; strategic reduction of certain collateralized trust deposits
  - Other deposits declined $255 million; strategic reduction of retail brokered sweep deposits
- Total deposit costs 24 bps; interest-bearing deposit costs 38 bps

2018 Expectations: Full-year average deposits expected to grow low single digits, excluding brokered and Wealth Institutional Services deposits

(1) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break-out of these components is provided in the Company's quarterly Earning Supplement.
(2) Other deposits consist primarily of brokered deposits.

REGIONS 25

Securities portfolio • Portfolio is managed within the construct of (1) the overall balance sheet and risk Securities portfolio composition management process • Expected to perform well in a variety of economic environments Corporate Bonds 5% Agency/UST 1% • Supportive of both regulatory and market Non-agency CMBS 3% liquidity objectives • Selective when purchasing MBS - choose loan Agency CMBS 18% characteristics that offer prepayment protection while preserving upside in rising $24.5B rate scenario • Supplement MBS with bullet like assets such as Agency & Non-Agency CMBS and Investment Grade Corporate Bonds Agency MBS 73% • ~4.4yr duration with relatively modest extension risk from current levels • In a +200bps scenario duration remains below 5yrs (1) Includes both AFS and HTM securities at 6/30/2018 26

Balance sheet optimization Historical debt profile • Regions actively manages its debt ($ in billions) profile in response to balance sheet 9.11% changes and growth dynamics • Regions' relatively modest wholesale $11.35 7.05% 6.97% funding footprint positions Regions 6.59% 6.51% 6.55 well to utilize available funding sources 6.22% 6.16% 5.86% $8.90 5.90% to protect the deposit base 5.44% $8.65 $8.31 $8.00 $7.80 4.75 $7.75 4.15 $7.31 5.25 4.80% 4.82% $7.35 • In 1Q18, Regions issued $900M of 2.60 4.36% 4.25 4.25 $6.70 senior unsecured Bank notes 4.25 $6.00 $6.00 3.85 $5.31 2.20 2.50 2.50 • Reduces FDIC assessment 2.58% 3.00 5.40 expense, and improves 4.50 4.50 4.80 $3.16 4.15 diversified funding base 3.55 3.50 3.50 3.50 3.50 3.16 3.06 3.06 2.31 • In 2Q18, $100M of Holding Company senior notes and $500M of Bank subordinated notes matured 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 • At 6/30/18, weighted average interest rate for FHLB advances was 2.0% and Unsecured Secured (FHLB) weighted average of remaining Total Debt as a % of Assets maturities of 0.8 years Note: Balances exclude valuation adjustments on hedged long-term debt and capital lease obligations. 27

Regions unsecured debt and credit ratings profile Debt maturity profile Select credit ratings ($ in millions) $2,000 Moody's S&P Fitch 900 Regions Financial Corporation $1,000 $800 $750 Senior Unsecured Debt Baa2 BBB+ BBB+ 500 1,100 1,000 Subordinated Debt Baa2 BBB BBB 750 $150 $100 300 Regions Bank 2018 2019 2020 2021 2022 2023 2024 2025 2037 Senior Unsecured Debt Baa2 A- BBB+ HoldCo Senior Notes Bank Senior Notes Subordinated Debt Baa2 BBB+ BBB HoldCo Subordinated Notes Bank Subordinated Notes • Regions' unsecured wholesale debt footprint represents just 3.9% of 6/30/2018 assets with Holding Company and Bank unsecured debt making up 2.1% and 1.7% of 6/30/2018 assets, respectively • Regions maintains solid, investment grade ratings for both senior and subordinated unsecured debt at the Bank and Holding Company 28

CREDIT 29

Broad-based asset quality improvement

Net charge-offs and ratio

($ in millions)



$68
23
0.34%
45
$76
29
0.38%
47
$63
10
0.31%
53
$84
5
26
0.42%
0.40%
53
$62
18
0.32%
44
2Q17
3Q17
4Q17
1Q18
2Q18
Consumer net charge-offs
Corporate net charge-offs
Net charge-offs ratio
Adjusted net charge-offs ratio(2)
Net charge-offs related to loan sale(3)

NPLs and coverage ratio[1]

($ in millions)



$823
127%
$760
137%
$650
144%
$601
140%
$595
141%
2Q17
3Q17
4Q17
1Q18
2Q18
Non-performing loans
Coverage ratio

Criticized business loans

($ in millions)



$3,280
1,162
2,118
$2,962
941
2,021
$2,456
1,007
1,449
$2,223
925
1,298
$1,908
857
1,051
2Q17
3Q17
4Q17
1Q18
2Q18
Classified
Special mention

2Q18 results and outlook

- Non-performing, criticized, and troubled debt restructured loans, as well as total delinquencies, all declined
- NPLs[1] decreased 1% and represent 0.74% of loans outstanding, marking lowest level since 2007
- Criticized business loans decreased 14%, troubled debt restructured loans decreased 17%, and total delinquencies decreased 21%
- Loan loss provision of $60 million approximated net charge-offs
- Net charge-offs decreased to 32 bps of average loans; YTD net charge-offs are 37 bps of average loans

2018 Expectations: Net charge-offs of 35-50 bps; based on recent performance and current market conditions, expect to be at the lower end of the range

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation
(3) Related to 1Q18 residential mortgage loan sale consisting primarily of TDRs

REGIONS 30

Enhanced risk management led to significant improvement in asset quality (1) Net charge-offs and NPLs have YoY improvement in NPLs(1)(2) to total loans significantly improved ($ in millions) Peer #1 49bps Peer #2 39bps $3,160 RF 29bps $682 Peer #3 20bps Peer #4 19bps Peer #5 19bps Peer #6 18bps Peer #7 10bps Peer #8 9bps Peer #9 4bps Peer #10 4bps $595 Peer #11 4bps $62 Peer #12 1bps 4 4 4 4 4 4 4 4 2Q18 Q Q Q Q Q Q Q Q Peer #13 —bps 1 1 1 1 1 1 1 1 0 1 2 3 4 5 6 7 Peer #14 (3)bps Net Charge-Offs Non-Performing Loans (1) Excludes loans held for sale. (2) Source: SNL Financial; Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION. 31

INNOVATION & TECHNOLOGY 32

Simplify and Grow: making it easier for customers and associates Goal: • Achieve sustainable, long-term growth • Deliver a great customer experience at every touch point: digital and in-person • Become more efficient and effective across the enterprise • Appeal to the next generation of customer Why: • Customer expectations for fast, easy and now are growing • Pace of technology change has accelerated driven by the smartphone • Banking industry undergoing transformational change 33

Simplify and Grow A continuous journey Making banking easier Organization simplification • Digitization • Organizational structure review • Loan process • Spans and layers review • Account opening • Streamline committees and decision • Streamline credit process; more making digital; faster response Revenue growth Efficiency improvements • Faster launch of new initiatives • Robotics and artificial intelligence • Advanced analytics to drive next • Shared services best customer offers • Branch and other facility • Channel optimization consolidations • Digitization • Outsourcing 34

Simplify and Grow: progress update

Initial efficiency and revenue review


30%
70%

Through the initial review opportunities identified represent ~70% expense savings and ~30% revenue growth opportunities

~ 40 initiatives underway aimed at....

- making banking easier
- growing revenue
- improving efficiencies & effectiveness

Accomplishments

- Announced organizational changes to streamline structure; 6/30/18 FTE positions down 3% YTD
- Closed sale of Regions Insurance on 7/2/18; improved efficiency ratio ~80 bps
- Announced plans to further consolidate branch network and add targeted de novos in 2018
- Sold $254 million of primarily troubled debt restructured (TDR) residential mortgage loans
- Streamlined commercial credit process reducing response time ~70%
- Digitization of consumer loan process
  - Online mortgage and home equity application time reduced from 15 to 5 minutes
  - Increased online mortgage applications from 20% to 57% and home equity applications from 5% to 14%
- Streamlined risk governance eliminating redundancies while improving risk oversight and effectiveness
- Rolled out Reggie, the virtual banker, in contact centers- to date Reggie has answered ~700,000 calls and eliminated ~16,000 hours of caller wait time

REGIONS 35

Making banking easier for our customers through digitization

Biometric and mobile based interactions across channels with differentiation

Mobile-friendly applications for deposit accounts and credit cards

Pre-approved digital loan offers

Digital commercial loan experience leveraging nCino

ZELLE® (expanded P2P solution)

Partnering with Digital Eco System

Strategic partnerships with FinTech

Modernized iTreasury and Wealth Management (SEI) platforms

Digital Marketing



OMNI CHANNEL
DIGITAL AT CORE
CUSTOMER CENTRIC
ENHANCED SECURITY
CUSTOMER INTERACTIONS

Touch ID and facial recognition for mobile login

Advanced Know Your Customer (KYC) technologies

User Behavior Analytics

Regions LockIt℠

Improved push notification and customer alerts

Increase in self-service capabilities

Regions LockIt℠

REGIONS 36

All efforts focused on CUSTOMER JOURNEYS Modern execution approach with 25% IT in Agile and DevOps Automation Artificial intelligence • Rolled out pre-approved consumer • Cognitive capabilities in the loan offers within online banking contact center improving as well as eSignature capabilities customer experience and • Intelligent process automation efficiency through bots creating operational • Cognitive chat functionality in efficiencies in front and back development offices Data management and Cloud technologies advanced analytics • Data lake capabilities for all critical • More than 90% virtualization in data private cloud • Advanced analytics to improve • API strategy deployed to further lead management and location enable cloud integrations based analytics FOCUSED ON INCREASED SPEED TO MARKET 37

CAPITAL & LIQUIDITY 38

Solid liquidity Loan-to-deposit ratio(1) • Regions has a strong, core funded balance sheet resulting in a low loan- to-deposit ratio 82% 81% 83% 82% 84% • Future debt maturities are manageable and allow for efficient re-financing • Regions’ liquidity policy requires that the holding company maintain at least 18 months coverage of maturities, debt service and other cash needs • Management targets 24 months coverage • Bank wholesale funding requirements 2Q17 3Q17 4Q17 1Q18 2Q18 will be largely dictated by the relative performance of loan and deposit growth (1) Based on ending balances 39

Strong capital levels Basel III common equity tier 1 ratio(1) Capital priorities Peer #1 12.2 Peer #2 11.9 Peer #3 11.2 RF 11.0 Peer #4 10.9 Peer #5 10.5 Peer #6 10.5 Peer #7 10.4 Peer #8 10.2 Peer #9 10.1 Peer #10 10.1 Peer #11 9.7 Peer #12 9.5 Peer #13 9.1 Peer #14 9.0 (1) Current quarter ratio is estimated. Ratios are as of 6/30/18. Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION. Source: SNL Financial 40

Robust capital returns • Sufficient capital to support organic Capital returned to shareholders growth, strategic investments, and a ($ in millions) robust return to shareholders $1,645 • Remain committed to target CET1 ratio of 9.5% based on current risk in our balance sheet • Repurchased $470 million or 25 $1,157 million shares of common stock year to date, and declared $201 $927 1,275 million in dividends to common shareholders $671 839 • Sold Regions Insurance on 7/2/18; $503 623 after-tax gain was ~$200 million 470 (3Q18 disc ops) and common equity 256 Tier 1 capital generated was ~$300 370 million 247 304 318 201 • No objection to CCAR capital plans; 2014 2015 2016 2017 2018 YTD up to $2.031 billion in common share repurchases and 56% increase in quarterly common stock dividend Dividends Share Repurchases (1) to $0.14; plan includes capital generated from insurance sale (1) Includes fees associated with open market share repurchases. 41

Solid total shareholder returns (1) 1 Year 3 Year(1) 5 Year(1) Peer #1 33.3 Peer #1 109.3 Peer #1 144.2 Peer #2 31.0 Peer #2 93.4 Peer #2 135.3 RF 30.0 RF 86.5 Peer #3 130.4 Peer #3 19.9 Peer #3 75.3 Peer #4 110.4 Peer #4 19.4 Peer #4 70.0 Peer #5 101.2 Peer #5 17.4 Peer #5 66.7 RF 99.3 Peer #6 15.9 Peer #6 61.5 Peer #6 89.6 Peer #7 15.4 Peer #7 55.2 Peer #7 82.7 Peer #8 14.8 Peer #8 50.8 Peer #8 78.6 Peer #9 14.5 Peer #9 50.5 Peer #9 72.5 Peer #10 12.3 Peer #10 40.9 Peer #10 64.4 Peer #11 12.3 Peer #11 39.8 Peer #11 64.3 Peer #12 11.5 Peer #12 36.7 Peer #12 56.7 Peer #13 2.2 Peer #13 24.1 Peer #13 55.3 Peer #14 2.1 Peer #14 16.7 Peer #14 (1) Total shareholder return data as of 7/26/2018. Peers include BBT, CFG (Publicly traded as of 2015), CMA, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, FHN and ZION. Source - SNL Financial 42

LONG-TERM TARGETS & 2018 EXPECTATIONS 43

Managing for long-term performance Opportunities to drive growth and efficiencies Asset sensitivity Capital return Significant funding advantage Capital sufficient for organic driven by low-cost deposit growth, strategic opportunities, & base; accretive fixed-rate robust shareholder returns reinvestments Stable asset quality Revenue growth & Broad-based credit metric efficiency opportunities improvements; sound risk Identify and execute additional management practices combined opportunities to increase revenues with recently completed de- and reduce expenses through risking activities have us positioned well for the next credit cycle 44

2018 full-year expectations • Adjusted ROATCE of 14 to 16%(1)(2) • Full-year adjusted average loans are expected to grow in the low single digits(1) • Full-year average deposits are expected to grow in the low single digits, excluding brokered and Wealth Institutional Services deposits(3) • Adjusted operating leverage of approximately 3% - 5%(1) – Adjusted net interest income and other financing income growth (non-FTE) of 4% - 6%(1); based on recent performance and market conditions, expect to be toward the upper end of the range – Adjusted non-interest income growth of 3% - 6%(1) – Adjusted non-interest expenses relatively stable(1) – Adjusted efficiency ratio < 60%(1) • Effective income tax rate of 20-22% • Net charge-offs of 35-50 bps; based on recent performance and market conditions, expect to be at the lower end of the range (1) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) This long-term target was updated to reflect the impact of corporate income tax reform. (3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consists primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement. 45

Long-term financial targets Strategic financial initiatives 2016 - 2018 long-term financial targets Adjusted EPS growth of 12-15% (CAGR)(1) Adjusted efficiency ratio of <60%(1) Adjusted ROATCE 14-16%(1)(2) (1) Non-GAAP; the reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) Adjusted ROATCE target was reset from 12-14% to 14-16% for 2018 as a result of tax reform. 46

CORPORATE GOVERNANCE & CORPORATE SOCIAL RESPONSIBILITY 47

Corporate governance The company understands that good governance is the Engagement foundation of sustainable business and good decision making is • We take a long-term view of how we create value, and we necessary for creating shareholder value over the long term. take a similar approach to corporate governance shareholder engagement. • Regions is committed to constructive and meaningful Board of Directors communications with our shareholders and building Our Corporate Governance Principles affirm that the Board will ongoing relationships over time. seek members from diverse professional and demographic • We consider proper shareholder engagement to be a backgrounds, who combine a broad spectrum of experience and continuous relationship throughout the year through in- expertise with a reputation for integrity, to ensure that the Board person meetings, phone calls, and email updates. maintains an appropriate mix of skills and characteristics to meet • Engaging with our shareholders and soliciting their points the needs of the company. of view is critical to providing long-term value to all of the Independence Diversity company's stakeholders. Based on gender, ethnic, or sexual orientation Corporate governance enhancements • Enhanced board oversight for environmental and social responsibility 87% 40% • Appointed a Chief Governance Officer and Associate Conduct Officer • Enhanced director recruitment criteria to further consider diversity • Strengthened the board self-evaluation process Compensation principles • Brought more balance among our newer, mid-tenured, Create a balanced, performance-based compensation philosophy that and seasoned directors is properly aligned with strategic and financial objectives and supports • Expanded oversight of the newly renamed Compensation the company's risk appetite and tolerance. and Human Resources Committee to include corporate culture and human capital/talent management 48

Corporate social responsibility

Communities[1]

- Commitment to community development

Invested $2.96 billion

- Support our communities

Contributed $40 million to the Regions Foundation and over $11 million in charitable giving

- Promote financial wellness

Presented 90,000 financial education seminars

- Associates invest time in the communities

Over 77,700 volunteer hours

Associates

- Invest in our associates

Increased entry-level wage to $15 per hour

- Engage our associates

Received Gallup Great Workplace Award for 4th year in a row

- Focus on diversity and inclusion

Training, recruitment, and succession planning

- Significant training and leadership development

Over 1 million hours of associate training in 2017

Customers

- Serve the unbanked and underbanked

Commitment to providing access to safe and reliable financial services to all

- Fair and responsible banking

Relationship banking that puts the customer first

- Meet customer needs

Winner of 2017 American Customer Satisfaction Index for Superregional Banks

Environment[1]

- Operate efficiently

Reduced electricity consumption by 35% since 2008 and reduced internal paper use by 25% since 2014

- Invest in renewables

Provided financing for $347 million solar projects

(1) Represents activity between January 1, 2017 and December 31, 2017

REGIONS 49

NON-GAAP & FORWARD LOOKING STATEMENTS 50

Selected items impacting earnings 2Q18 adjusted items Quarter Ended • Incurred $34 million in severance and ($ amounts in millions, except per share data) 6/30/2018 3/31/2018 6/30/2017 $1 million in branch consolidation Pre-tax adjusted items: expenses related to Simplify and Grow Branch consolidation, property and equipment charges $ (1) $ (3) $ (7) initiative Salaries and benefits related to severance charges (34) (15) (3) Expenses associated with residential mortgage loan sale — (4) — 2Q18 selected items(2) Securities gains (losses), net 1 — 1 Leveraged lease termination gains — 4 — • Incurred $5 million of net impairment Net provision benefit from residential mortgage loan sale — 16 — charges reducing the value of certain Gain on sale of affordable housing residential mortgage loans — — 5 operating lease assets (1) Diluted EPS impact $ (0.02) $ — $ — • Lower than anticipated losses Pre-tax additional selected items(2): associated with 2017 hurricanes Operating lease impairment charges $ (5) $ (4) $ (7) resulted in a reduction to the company's Reduction of hurricane-related allowance for loan losses 10 30 — hurricane-specific allowance for loan Visa Class B shares expense (10) (2) (1) losses of $10 million Pension settlement charge — — (10) • Incurred $10 million of expense associated with Visa class B shares sold in a prior year (1) Based on income taxes at a 25% incremental rate beginning in 2018, and 38.5% for all prior periods. (2) Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments. 51

Non-GAAP reconciliation: NII/NIM, non-interest income/expense, operating leverage and efficiency ratio

The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income and other financing income (GAAP) on a taxable-equivalent basis is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a taxable-equivalent basis (non-GAAP). Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)		Quarter Ended								
		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	2Q18 vs. 1Q18		2Q18 vs. 2Q17	
Non-interest expense (GAAP)	A	$ 911	$ 884	$ 920	$ 853	$ 875	$ 27	3.1 %	$ 36	4.1 %
Adjustments:										
Contribution to Regions' charitable foundation associated with tax reform		—	—	(40)	—	—	—	NM	—	NM
Branch consolidation, property and equipment charges		(1)	(3)	(9)	(5)	(7)	2	(66.7)%	6	(85.7)%
Expenses associated with residential mortgage loan sale		—	(4)	—	—	—	4	(100.0)%	—	NM
Salary and employee benefits—severance charges		(34)	(15)	(2)	(1)	(3)	(19)	126.7 %	(31)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 876	$ 862	$ 869	$ 847	$ 865	$ 14	1.6 %	$ 11	1.3 %
Net interest income and other financing income (GAAP)	C	$ 926	$ 909	$ 901	$ 897	$ 882	17	1.9 %	44	5.0 %
Reduction in leveraged lease interest income resulting from tax reform		—	—	6	—	—	—	NM	—	NM
Adjusted net interest income and other financing income (non-GAAP)	D	$ 926	$ 909	$ 907	$ 897	$ 882	17	1.9 %	44	5.0 %
Net interest income and other financing income (GAAP)		$ 926	$ 909	$ 901	$ 897	$ 882	$ 17	1.9 %	$ 44	5.0 %
Taxable-equivalent adjustment		12	13	23	23	22	(1)	(7.7)%	(10)	(45.5)%
Net interest income and other financing income, taxable-equivalent basis	E	$ 938	$ 922	$ 924	$ 920	$ 904	$ 16	1.7 %	$ 34	3.8 %
Reduction in leveraged lease interest income resulting from tax reform		—	—	6	—	—	—	NM	—	NM
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	F	$ 938	$ 922	$ 930	$ 920	$ 904	$ 16	1.7 %	$ 34	3.8 %
Net interest margin (GAAP)		3.49%	3.46%	3.37%	3.36%	3.32%				
Reduction in leveraged lease interest income resulting from tax reform		—	—	0.02	—	—				
Adjusted net interest margin (non-GAAP)		3.49%	3.46%	3.39%	3.36%	3.32%				
Non-interest income (GAAP)	G	$ 512	$ 507	$ 516	$ 482	$ 490	$ 5	1.0 %	$ 22	4.5 %
Adjustments:										
Securities (gains) losses, net		(1)	—	(10)	(8)	(1)	(1)	NM	—	NM
Leveraged lease termination gains		—	(4)	—	(1)	—	4	(100.0)%	—	NM
Gain on sale of affordable housing residential mortgage loans		—	—	—	—	(5)	—	NM	5	(100.0)%
Adjusted non-interest income (non-GAAP)	H	$ 511	$ 503	$ 506	$ 473	$ 484	$ 8	1.6 %	$ 27	5.6 %
Total revenue	C+G=I	$ 1,438	$ 1,416	$ 1,417	$ 1,379	$ 1,372	$ 22	1.6 %	$ 66	4.8 %
Adjusted total revenue (non-GAAP)	D+H=J	$ 1,437	$ 1,412	$ 1,413	$ 1,370	$ 1,366	$ 25	1.8 %	$ 71	5.2 %
Total revenue, taxable-equivalent basis	E+G=K	$ 1,450	$ 1,429	$ 1,440	$ 1,402	$ 1,394	$ 21	1.5 %	$ 56	4.0 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	F+H=L	$ 1,449	$ 1,425	$ 1,436	$ 1,393	$ 1,388	$ 24	1.7 %	$ 61	4.4 %
Efficiency ratio (GAAP)	A/K	62.7%	61.9%	63.9%	60.9%	62.8%				
Adjusted efficiency ratio (non-GAAP)	B/L	60.4%	60.5%	60.5%	60.8%	62.3%				
Fee income ratio (GAAP)	G/K	35.3%	35.5%	35.9%	34.3%	35.2%				
Adjusted fee income ratio (non-GAAP)	H/L	35.2%	35.3%	35.3%	33.9%	34.9%				

NM - Not Meaningful

REGIONS

52

Non-GAAP reconciliation: NII/NIM, non-interest income/ expense, operating leverage and efficiency ratio - continued

($ amounts in millions)		Six Months Ended June 30 2018	2017	2018 vs. 2017	
Non-interest expense (GAAP)	M	$ 1,795	$ 1,718	$ 77	4.5 %
Adjustments:					
Branch consolidation, property and equipment charges		(4)	(8)	4	(50.0)%
Expenses associated with residential mortgage loan sale		(4)	—	(4)	NM
Salary and employee benefits—severance charges		(49)	(7)	(42)	NM
Adjusted non-interest expense (non-GAAP)	N	$ 1,738	$ 1,703	$ 35	2.1 %
Net interest income and other financing income (GAAP)		$ 1,835	$ 1,741	$ 94	5.4 %
Taxable-equivalent adjustment		25	44	(19)	(43.2)%
Net interest income and other financing income, taxable-equivalent basis	O	$ 1,860	$ 1,785	$ 75	4.2 %
Non-interest income (GAAP)	P	$ 1,019	$ 964	$ 55	5.7 %
Adjustments:					
Securities (gains) losses, net		(1)	(1)	—	NM
Leveraged lease termination gains		(4)	—	(4)	NM
Gain on sale of affordable housing residential mortgage loans		—	(5)	5	(100.0)%
Adjusted non-interest income (non-GAAP)	Q	$ 1,014	$ 958	$ 56	5.8 %
Total revenue, taxable-equivalent basis	O+P=R	$ 2,879	$ 2,749	$ 130	4.7 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	O+Q=S	$ 2,874	$ 2,743	$ 131	4.8 %
Operating leverage ratio (GAAP)	R-M				0.2 %
Adjusted operating leverage ratio (non-GAAP)	S-N				2.7 %
Efficiency ratio (GAAP)	M/R	62.3%	62.5%		
Adjusted efficiency ratio (non-GAAP)	N/S	60.5%	62.1%		
Fee income ratio (GAAP)	P/R	35.4%	35.1%		
Adjusted fee income ratio (non-GAAP)	Q/S	35.3%	34.9%		

NM - Not Meaningful

REGIONS 53

Non-GAAP reconciliation: pre-tax pre-provision income

The Pre-Tax Pre-Provision Income (PPI) tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended								
($ amounts in millions)	**6/30/2018**	3/31/2018	12/31/2017	9/30/2017	6/30/2017	2Q18 vs. 1Q18		2Q18 vs. 2Q17	
Net income from continuing operations available to common shareholders (GAAP)	**$ 362**	$ 398	$ 304	$ 296	$ 300	$ (36)	(9.0)%	$ 62	20.7 %
Preferred dividends (GAAP)	**16**	16	16	16	16	—	NM	—	NM
Income tax expense (GAAP)	**89**	128	221	138	133	(39)	(30.5)%	(44)	(33.1)%
Income from continuing operations before income taxes (GAAP)	**467**	542	541	450	449	(75)	(13.8)%	18	4.0 %
Provision (credit) for loan losses (GAAP)	**60**	(10)	(44)	76	48	70	NM	12	25.0 %
Pre-tax pre-provision income from continuing operations (non-GAAP)	**527**	532	497	526	497	(5)	(0.9)%	30	6.0 %
Other adjustments:									
Gain on sale of affordable housing residential mortgage loans	**—**	—	—	—	(5)	—	NM	5	(100.0)%
Securities (gains) losses, net	**(1)**	—	(10)	(8)	(1)	(1)	NM	—	NM
Leveraged lease termination gains	**—**	(4)	—	(1)	—	4	(100.0)%	—	NM
Reduction in leveraged lease interest income resulting from tax reform	**—**	—	6	—	—	—	NM	—	NM
Salaries and employee benefits—severance charges	**34**	15	2	1	3	19	126.7 %	31	NM
Branch consolidation, property and equipment charges	**1**	3	9	5	7	(2)	(66.7)%	(6)	(85.7)%
Contribution to Regions' charitable foundation associated with tax reform	**—**	—	40	—	—	—	NM	—	NM
Expenses associated with residential mortgage sale	**—**	4	—	—	—	(4)	(100.0)%	—	NM
Total other adjustments	**34**	18	47	(3)	4	16	88.9 %	30	NM
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	**$ 561**	$ 550	$ 544	$ 523	$ 501	$ 11	2.0 %	$ 60	12.0 %

NM - Not Meaningful

REGIONS 54

Non-GAAP reconciliation: adjusted average loans

Regions believes adjusting total average loans for the impact of the first quarter 2018 residential first mortgage loan sale and the indirect vehicles third-party exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

Adjusted Average Balances of Loans (non-GAAP)

	Average Balances								
($ amounts in millions)	**2Q18**	1Q18	4Q17	3Q17	2Q17	2Q18 vs. 1Q18		2Q18 vs. 2Q17	
Total consumer loans	**$ 31,177**	$ 31,272	$ 31,367	$ 31,327	$ 31,147	$ (95)	(0.3)%	$ 30	0.1 %
Less: Balances of residential first mortgage loans sold[1]	**—**	164	254	254	254	(164)	(100.0)%	(254)	(100.0)%
Less: Indirect—vehicles third-party	**909**	1,061	1,223	1,406	1,611	(152)	(14.3)%	(702)	(43.6)%
Adjusted total consumer loans (non-GAAP)	**$ 30,268**	$ 30,047	$ 29,890	$ 29,667	$ 29,282	$ 221	0.7 %	$ 986	3.4 %
Total loans	**$ 79,957**	$ 79,891	$ 79,523	$ 79,585	$ 80,110	66	0.1 %	(153)	(0.2)%
Less: Balances of residential first mortgage loans sold[1]	**—**	164	254	254	254	(164)	(100.0)%	(254)	(100.0)%
Less: Indirect—vehicles third-party	**909**	1,061	1,223	1,406	1,611	(152)	(14.3)%	(702)	(43.6)%
Adjusted total loans (non-GAAP)	**$ 79,048**	$ 78,666	$ 78,046	$ 77,925	$ 78,245	$ 382	0.5 %	$ 803	1.0 %

(1) Adjustments to average loan balances assume a simple day-weighted average impact for the first quarter of 2018, and are equal to the ending balance of the residential first mortgage loans sold for the prior periods.
NM - Not Meaningful

REGIONS

55

Non-GAAP reconciliation: Adjusted net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the first quarter of 2018, Regions made the strategic decision to sell certain primarily performing troubled debt restructured, as well as, certain non-restructured interest-only residential first mortgage loans. These loans were marked down to fair value through net charge-offs. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended				
($ amounts in millions)		**6/30/2018**	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Residential first mortgage net charge-offs (GAAP)	A	**$ (2)**	$ 7	$ 1	$ 2	$ 2
Less: Net charge-offs associated with TDR sale		**—**	5	—	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	**$ (2)**	$ 2	$ 1	$ 2	$ 2
Total consumer net charge-offs (GAAP)	C	**$ 44**	$ 58	$ 53	$ 47	$ 45
Less: Net charge-offs associated with TDR sale		**—**	5	—	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	**$ 44**	$ 53	$ 53	$ 47	$ 45
Total net charge-offs (GAAP)	E	**$ 62**	$ 84	$ 63	$ 76	$ 68
Less: Net charge-offs associated with TDR sale		**—**	5	—	—	—
Adjusted total net charge-offs (non-GAAP)	F	**$ 62**	$ 79	$ 63	$ 76	$ 68
Average residential first mortgage loans (GAAP)	G	**$ 13,980**	$ 13,977	$ 13,954	$ 13,808	$ 13,637
Add: Average balances of residential first mortgage loans sold		**—**	90	—	—	—
Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP)	H	**$ 13,980**	$ 14,067	$ 13,954	$ 13,808	$ 13,637
Average total consumer loans (GAAP)	I	**$ 31,177**	$ 31,272	$ 31,367	$ 31,327	$ 31,147
Add: Average balances of residential first mortgage loans sold		**—**	90	—	—	—
Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP)	J	**$ 31,177**	$ 31,362	$ 31,367	$ 31,327	$ 31,147
Average total loans (GAAP)	K	**$ 79,957**	$ 79,891	$ 79,523	$ 79,585	$ 80,110
Add: Average balances of residential first mortgage loans sold		**—**	90	—	—	—
Average total loans adjusted for residential first mortgage loans sold (non-GAAP)	L	**$ 79,957**	$ 79,981	$ 79,523	$ 79,585	$ 80,110
Residential first mortgage net charge-off percentage (GAAP)*	A/G	**(0.05)%**	0.21%	0.04%	0.05%	0.06%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	**(0.05)%**	0.06%	0.04%	0.05%	0.06%
Total consumer net charge-off percentage (GAAP)*	C/I	**0.58 %**	0.75%	0.66%	0.60%	0.58%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	**0.58 %**	0.69%	0.66%	0.60%	0.58%
Total net charge-off percentage (GAAP)*	E/K	**0.32 %**	0.42%	0.31%	0.38%	0.34%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	**0.32 %**	0.40%	0.31%	0.38%	0.34%

* Annualized

REGIONS

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Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 57

Forward-looking statements continued • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10- K for the year ended December 31, 2017 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 58

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